Exhibit 99.1

Trust Stamp Announces Pricing of $3.5 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules
Atlanta, GA, Jan. 7, 2025 (GLOBE NEWSWIRE) -- Trust Stamp (Nasdaq: IDAI), a global provider of AI-powered technologies, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase 414,202 shares of common stock (or pre-funded warrants in lieu thereof) in a registered direct offering, priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company also agreed to issue and sell unregistered Series A Warrants to purchase up to an aggregate of 414,202 shares of common stock, and unregistered Series B Warrants to purchase up to an aggregate of 207,101 shares of common stock. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof) and the accompanying Series A Warrants and Series B Warrants is $8.45. Each private placement warrant will be immediately exercisable, will expire five years from the initial exercise date and will have an exercise price of $8.45 per share.
The combined gross proceeds to the Company from the registered direct offering and concurrent private placement are estimated to be approximately $3.5 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The offering is expected to close on or about January 8, 2024, subject to the satisfaction of customary closing conditions.
Maxim Group LLC is acting as the sole placement agent in connection with the offering.
The shares of common stock and pre-funded warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-271091), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 12, 2023. The offering of shares of common stock and pre-funded warrants will be made only by means of a prospectus supplement that forms a part of such registration statement. A prospectus supplement relating to the shares of common stock and prefunded warrants offered in the registered direct offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3500.
The Series A Warrants and Series B Warrants to be issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
About Trust Stamp
Trust Stamp, the Privacy-First Identity Company ™, is a global provider of AI-powered software and data transformation services for use in multiple sectors, including banking and finance, regulatory compliance, government, real estate, communications, and humanitarian services. Trust Stamp is located across North America, Europe, Asia, and Africa and trades on the Nasdaq Capital Market (Nasdaq: IDAI).

Forward-Looking Statements
All statements in this release that are not based on historical fact are “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The information in this announcement may contain forward-looking statements and information related to, among other things, the company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events-based information currently available and are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.
Trust Stamp
Email: Shareholders@truststamp.ai